UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Vitran Corporation Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	n/a

(State or other incorporation or organization)	(I.R.S. Employer Identification No.)

185 The West Mall, Suite 701
Toronto, Ontario, Canada	M9C 5L5

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: NONE

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Shares, no par value	The Nasdaq National Market

     If the form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

     If the form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

     Securities Act registration statement file number to which this form relates: (if applicable) 000-26256

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     This amended registration statement relates to the registration with the Securities and Exchange Commission (the “SEC”) of Common Shares, no par value per share of Vitran Corporation Inc. (the “Common Shares”), a corporation organized and existing under the laws of Ontario, Canada (the “Company”). The registration statement on Form 8-A filed with the SEC by the Company on April 5, 2000 is amended to reflect the quotation of the Common Shares on the Nasdaq National Market (the “Nasdaq”) and the delisting of the Common Shares on the American Stock Exchange. The Company expects its Common Shares to be quoted on the Nasdaq beginning March 7, 2005.

     For a description of the Common Shares to be registered hereunder see Item 5 in the Company’s December 31, 2004 Annual Report on Form 10-K, reference to which is hereby made, and the information therein is incorporated herein by reference.

Item 2. Exhibits.

Exhibit
Number	Description of Exhibit
3.(i).1*	Articles of Incorporation effective, April 29, 1981
3.(i).2*	Articles of Amendment effective, May 27, 1987
3.(i).3*	Articles of Amendment effective, July 16, 1987
3.(i).4*	Articles of Amendment effective, February 5, 1991
3.(i).5*	Articles of Amendment effective April 22, 2004
3.(ii).1*	By-laws effective, May 27, 1987
3.(ii).3	Board resolution amending By-law No. 6, effective February 7, 2005

*	previously filed

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 4, 2005

Vitran Corporation Inc.
By:	/s/ SEAN P. WASHCHUK
	Name:	Sean P. Washchuk
	Title:	Vice President Finance and Chief Financial Officer